Exhibit 99.(h)

SALES AGREEMENT

                          , 2009

[                       ]

[                       ]

[                       ]

[                       ]

Ladies and Gentlemen:

Fiduciary/Claymore MLP Opportunity Fund, a statutory trust organized under the laws of the State of Delaware (the “Fund”), confirms its agreement (this “Agreement”) with [                       ] (“[     ]”), as follows:

1.  Issuance and Sale of Shares.  The Fund agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may sell through [     ], acting as agent and/or principal, up to [     ] (the “Shares”) of the Fund’s Common Shares of beneficial interest, $0.01 par value per share (the “Common Shares”) as the Fund and [        ] shall mutually agree from time to time.  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of Shares issued by the Fund, and sold through [        ]. under this Agreement, shall be the sole responsibility of the Fund, and [        ] shall have no obligation in connection with such compliance.  The issuance and sale of the Shares through [        ] will be effected pursuant to the Registration Statement (as defined below) filed by the Fund and declared effective by the Securities and Exchange Commission (the “Commission”).

The Fund has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”) and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), with the Commission a registration statement on Form N-2 (File Nos. 333-148949 and 811-21652) (the “registration statement”).  Except where the context otherwise requires, the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to [               ]. (the “Effective Time”), including (i) all documents filed as part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 497 under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of such registration statement at the Effective Time is herein called the “Registration Statement.” Except where the context otherwise requires, “Basic Prospectus” as used herein, means the base prospectus included as part of the Registration Statement, in the form in which it has most recently been filed with the Commission prior to the date of this Agreement.  Except where the context otherwise requires, “Prospectus

Supplement,” as used herein, means, collectively, the final prospectus supplements to the Basic Prospectus, relating to the Shares, filed by the Fund with the Commission pursuant to Rule 497(b) under the Securities Act, in the form furnished by the Fund to [         ] for use by [         ] in connection with the distribution of the Shares pursuant to an at-the-market offering as contemplated by this Agreement.  The Fund shall furnish to [         ], for use by [         ], copies of the Basic Prospectus, as supplemented by the Prospectus Supplement, relating to the Shares.  The Basic Prospectus, as it may be supplemented by the Prospectus Supplement, in the form in which such Basic Prospectus and/or Prospectus Supplement have most recently been filed by the Fund with the Commission pursuant to Rule 497 under the Securities Act, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, the Prospectus, or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

2.  Placements.  Each time that the Fund wishes to sell Shares hereunder (each, a “Placement”), it will notify [         ] by e-mail notice, (a “Placement Notice”), or other method mutually agreed to in writing by the parties, containing the parameters in accordance with which the Fund desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued (“Placement Shares”), the time period during which sales are requested to be made, the amount of compensation proposed to be paid by the Fund to [         ], any limitation on the number of Placement Shares that may be sold in any one day and the effective Minimum Daily Price (as defined below) below which sales may not be made.  A form Placement Notice containing such minimum sales parameters necessary is attached hereto as Schedule 1.  The Placement Notice shall originate from any of the individuals from the Fund (or its designee) set forth on Schedule 2, and shall be addressed to each of the individuals from [         ] set forth on Schedule 2, as such Schedule 2 may be amended from time to time upon the mutual agreement of the parties.  The Placement Notice shall be effective upon receipt by [         ] unless and until (i) in accordance within the notice requirements set forth in Section 4, [         ] declines to accept the terms contained therein with two Trading Days of receipt of such Placement Notice, for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Fund suspends or terminates the Placement Notice, (iv) the Fund issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) the Agreement has been terminated under the provisions of Section 11.  The amount of compensation to be paid by the Fund to [         ] with respect to each Placement shall be as set forth in the respective effective Placement Notice, which in no event shall exceed two and one half percent (2.5%) of gross proceeds for each Placement.  It is expressly acknowledged and agreed that neither the Fund nor [         ] will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Fund delivers a Placement Notice to [         ] and [         ] does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.  Sale of Placement Shares by [        ].  Subject to the terms and conditions herein set forth, upon the Fund’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, [         ], for the period specified in the Placement Notice, will use its commercial best efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the new York Stock Exchange (the “NYSE”), to sell on behalf of the Fund and as agent and/or principal, such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.  [         ] will provide written confirmation to the Fund no later than the opening of the Trading Day (as defined below) next following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the spread above the effective Minimum Daily Price on such Trading Day at which the Placement Shares were sold, the compensation payable by the Fund to [         ] with respect to such sales, and the Net Proceeds (as defined below) payable to the Fund.  [         ] may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act).  [         ] may also, with the prior consent of the Fund, sell Placement Shares in negotiated transactions at prices at least equal to the effective Minimum Daily Price, for which the amount of compensation to be paid by the Fund to [         ] shall be determined by mutual agreement.  [         ] covenants that it will comply with any applicable prospectus delivery requirements imposed under applicable federal and state securities laws.

The price per Share shall be determined by reference to the current bids, offers and executed trades on the Fund’s primary exchange.  The parties hereto acknowledge that the Fund is registered under the Investment Company Act of 1940, as amended (“Investment Company Act”) as a closed-end management investment company and is subject to Section 23(b) of the Investment Company Act which, together with a consent of the Common Shareholders of the Fund, limit sales of any Shares below a price based upon the current net asset value of the Common Shares.  In this connection, each Placement Notice from the Fund shall specify the effective minimum daily price below which the Placement Shares may not be sold by [         ]. on any Trading Day (the “Minimum Daily Price”) and, during the term of the Placement Notice, shall update the Minimum Daily Price by 9 a.m. Eastern Time on each Trading Day, based upon changes in the net asset value of the Common Shares.

Notwithstanding anything to the contrary set forth in this Agreement or a Placement Notice, the Fund acknowledges and agrees that (i) there can be no assurance that [         ] will be successful in selling any Placement Shares or as to the price at which any Placement Shares are sold, if at all, and (ii) [         ] will incur no liability or obligation to the Fund or any other person or entity if they do not sell Placement Shares for any reason other than a failure by [         ] to use its commercial best efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE to sell such Placement Shares as provided under this Section 3.  For the purposes hereof, “Trading Day” means any day on which Common Shares are purchased and sold on the principal exchange or market on which the Common Shares are listed or quoted.

The Fund acknowledges and agrees that [         ] has informed  the Fund that [         ] may, from time to time, to the extent permitted under the Investment Company Act, Securities Act and the Exchange Act, purchase and sell Common Shares for its own account while this Agreement is in the effect provided that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent [         ] may engage in sales of Placement Shares purchased or deemed purchased from the Fund as a “riskless principal” or in a similar capacity) and (ii) the

Fund has not, and shall in no way be deemed to have, authorized or consented to any such purchases or sales by [         ].

4.  Suspension of Sales. The Fund or [         ] may, upon notice to the other party in writing, by telephone (confirmed immediately by verifiable facsimile transmission) by e-mail notice (or other method mutually agreed to in writing by the parties), suspend or refuse to undertake any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice.  Each of the parties hereto agrees that no notice pursuant to this Section 4 shall be effective against the other party unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule may be amended from time to time.

5.  Settlement.

(a) Settlement of Placement Shares.  Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Business Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each a “Settlement Date”).  The amount of proceeds to be delivered to the Fund on a Settlement Date against the receipt of the Placement Shares sold (“Net Proceeds”) will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) the commission or other compensation for such sales payable by the Fund to [        ], as the case may be, as set forth in the respective Placement Notice pursuant to Section 2 or Section 3 hereof, as the case may be, (ii) any other amounts due and payable by the Fund to [         ] hereunder pursuant to Section 7(h) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Shares.  On or before each Settlement Date, the Fund will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting [         ]’s accounts or its designee’s account provided [         ] shall have given the Fund written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and withdrawal at Custodian (“DWAC”) service or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, [         ] will, on each Settlement Date, deliver the related Net Proceeds in same day funds delivered to an account designated by the Fund prior to the Settlement Date.  If the Fund defaults on its obligation to deliver Placement Shares on a Settlement Date, the Fund agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9 (Indemnification) hereto, it will hold [         ] harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Fund and (ii) pay to [         ] any commission or other compensation to which it would have been entitled absent such default.

6.  Representations and Warranties of the Fund. The Fund represents and warrants to [         ] that:

(a)                     Compliance with Registration Requirements.  The Registration Statement has been declared effective by the Commission under the Securities Act.  No order suspending the effectiveness of the Registration Statement is in effect and, to the knowledge of the Fund, no proceedings for such purpose have been instituted or are pending or contemplated by the Commission.

(i)                                   The Registration Statement as of the Effective Time complied in all material respects with the requirements of the Securities Act and the Investment Company Act.  As of the date when any post-effective amendment to the Registration Statement becomes effective, the Registration Statement, as amended as of the date when such post-effective amendment becomes effective, will comply in all material respects with the requirements of the Securities Act and the Investment Company Act.  The Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the date when any post-effective amendment to the Registration Statement becomes effective, the Registration Statement, as amended as of the date when such post-effective amendment becomes effective, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(ii)                                The Basic Prospectus as of its date and the date it was filed with the Commission complied in all material respects with the requirements of the Securities Act and the Investment Company Act.

(iii)                            Each of the Prospectus Supplement and the Prospectus will comply, as of the date it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase of the Shares related thereto and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with applicable rules under the Securities Act) in connection with any sale of Shares, will comply in all material respects with the requirements of the Securities Act and the Investment Company Act.  At no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase of the Shares related thereto and the end of the period during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with applicable rules under the Securities Act) in connection with any sale of Shares did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv)                            The representations and warranties set forth in clauses (i) — (iii) above do not apply to, and the Fund makes no representations or warranties as to, statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Basic Prospectus, any Prospectus Supplement or the Prospectus, or any amendments or supplements thereto,

made in reliance upon and in conformity with information relating to [         ] furnished to the Fund by [        ] in writing expressly for use therein.

(v)                               The Common Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Fund meets the requirements for an at-the-market offering pursuant to Rule 415(a) under the Securities Act and the rules and regulations thereunder and published interpretations of such rules and regulations by the staff of the Commission.

(b)                     Independent Accountants.  Ernst & Young LLP is the independent registered public accounting firm for the Fund as required by the Securities Act and the Investment Company Act.

(c)                     Financial Statements.  The financial statements of the Fund included in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Fund at the dates indicated and the results of operations and cash flows of the Fund for the periods specified; and all such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply in all material respects with all applicable accounting requirements under the Securities Act and the Investment Company Act.  The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein, and the other financial and statistical information and data included in the Registration Statement, the Prospectus Supplement and the Prospectus are accurately derived from such financial statements and the books and records of the Fund.

(d)                     No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Prospectus except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Fund (other than changes resulting from changes in the securities markets generally), whether or not arising in the ordinary course of business (any such change is called a “Fund Material Adverse Effect”) and (B) there have been no transactions entered into by the Fund that are material with respect to the Fund other than those in the ordinary course of its business as described in the Prospectus.

(e)                     Good Standing of the Fund.  The Fund has been duly formed and is in good standing and has a legal existence as a statutory trust under the laws of the State of Delaware and has power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires qualification, except for any such jurisdiction where failure to be in good standing would not have a Fund Material Adverse Effect.

(f)                      No Subsidiaries.  The Fund has no subsidiaries.

(g)                     Investment Company Status.  The Fund is duly registered under the Investment Company Act as a closed-end, non-diversified management investment company under the Investment Company Act.  The Fund has not received any written notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the Investment Company Act Notification or the Registration Statement.  “Investment Company Act Notification” means a notification of registration of the Fund as an investment company under the Investment Company Act on Form N-8A, as the Investment Company Act Notification may be amended from time to time.

(h)                     Officers and Trustees.  To the knowledge of the Fund, no person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”). To the knowledge of the Fund, except as disclosed in the Registration Statement and the Prospectus, no trustee of the Fund is (A) an “interested person” (as defined in the Investment Company Act) of the Fund or (B) an “affiliated person” (as defined in the Investment Company Act) of [         ].  For purposes of this Section 6(h), the Fund and the Adviser shall be entitled to rely on representations from such officers and trustees.

(i)                      Capitalization.  The Fund’s authorized, issued and outstanding common shares of beneficial interest are as set forth in the Prospectus. All of the Fund’s issued and outstanding common shares of beneficial interest have been duly authorized and validly issued and are fully paid and non-assessable (except as provided by the last sentence of Section 3.8 of the Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”)) and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); and none of the Fund’s outstanding common shares of beneficial interest were issued in violation of any preemptive or other similar rights of any security holder of the Fund.

(j)                      Power and Authority.  The Fund has full power and authority to enter into this Agreement; the execution and delivery of, and the performance by the Fund of its obligations under this Agreement have been duly and validly authorized by the Fund; and this Agreement has been duly executed and delivered by the Fund and (assuming the due and valid authorization, execution and delivery by the other parties thereto) constitutes the valid and legally binding agreement of the Fund, enforceable against the Fund in accordance with its terms, except as rights to indemnity and contribution may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Fund’s obligations hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(k)                     Agreement’s Compliance With Law.  This Agreement complies in all material respects with all applicable provisions of the Investment Company Act.

(l)                      Absence of Defaults and Conflicts.  The Fund is not (i) in violation of the Declaration of Trust and or the Fund’s bylaws, (ii) in breach or default in the performance of the terms of any material indenture, contract, lease, mortgage, declaration of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party by which it is bound or (iii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Fund or of any decree of the Commission, the Financial Industry Regulatory Authority (“FINRA”), any state securities commission, any foreign securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self regulatory or administrative agency or any official having jurisdiction over the Fund, except in the case of (ii) and (iii) for such breaches, defaults or violations which would not have a Fund Material Adverse Effect.

(m)                    Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, threatened, against or affecting the Fund which is required to be disclosed in the Prospectus (other than as disclosed therein), or that could reasonably be expected to result in a Fund Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Investment Company Act, including ordinary routine litigation incidental to the business, are not reasonably expected to result in a Fund Material Adverse Effect.

(n)                     Accuracy of Descriptions and Exhibits.  The statements set forth under the headings “Closed-End Fund Structure,” “Certain Provisions of the Agreement and Declaration of Trust and By-Laws” and “Certain Federal Income Tax Matters” in the Prospectus and “Federal Income Tax Matters” in the Statement of Additional Information, insofar as such statements purport to summarize certain provisions of the Investment Company Act, the Delaware Statutory Trust Act, the Fund’s Declaration of Trust, U.S. federal income tax law and regulations or legal conclusions with respect thereto, fairly and accurately summarize such provisions in all material respects; and there are no material franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act or the Investment Company Act which have not been so described and filed as required.

(o)                     Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Fund of its obligations under this Agreement, for the offering, issuance, sale or delivery of the Placement Shares hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement and the Prospectus, except such as have been already obtained and under the Securities Act, the Investment Company Act, the rules and regulations of FINRA and the New York Stock Exchange (“NYSE”) and such as may be required under state securities laws and except where the failure to obtain or make such filing, authorization, approval, consent, license, order, registration, qualification or decree, either alone or in the aggregate, would not have a Fund Material Adverse Effect.

(p)                     Non-Contravention.  Neither the execution, delivery or performance of this Agreement nor the consummation by the Fund of the transactions herein contemplated (i) constitutes or will constitute a breach of the Declaration of Trust or bylaws of the Fund, (ii) constitutes or will constitute a breach of or a default under, any material agreement, indenture, lease or other instrument to which the Fund is a party or by which it or any of its properties may be bound or (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Fund or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to the terms of any agreement or instrument to which the Fund is a party or by which the Fund may be bound or to which any of the property or assets of the Fund is subject except in the case of (ii) and (iii) for such breaches, defaults or violations which would not have a Fund Material Adverse Effect.

(q)                     Possession of Licenses and Permits.  The Fund has such licenses, permits, and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its property and to conduct its business in the manner described in the Prospectus, except the absence of which, either individually or in the aggregate, would not have a Fund Material Adverse Effect; the Fund has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows or, after notice or lapse of time, would allow, revocation or termination thereof or results in any other material impairment of the rights of the Fund under any such permit, subject in each case to such qualification as may be set forth in the Prospectus, except where such failure to perform its obligations with respect to such permits, either individually or in the aggregate, would not have a Fund Material Adverse Effect; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Fund.

(r)                      Distribution of Offering Material.  The Fund has not distributed and, prior to the later to occur of (i) the Settlement Date and (ii) completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering and sale of the Placement Shares other than the Registration Statement, the Prospectus, and the sales material or other materials permitted by the Securities Act or the Investment Company Act.

(s)                     The Shares.  The Shares have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued and fully paid and non-assessable, free and clear of all encumbrances and will be issued in compliance with all applicable United States federal and state and all applicable foreign securities laws; the capital stock of the Fund, including the Common Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Shares, including the Placement Shares, will conform in all material respects to the description thereof contained in the Prospectus.  No holder of outstanding shares of beneficial interest of the Fund, nor any other person or entity have any preemptive rights or rights of first refusal with respect to the Placement Shares or other rights to purchase or receive any of the Placement Shares or any other securities or assets of the Fund, and no person has the right, contractual or otherwise, to cause the Fund to issue to it, or register pursuant to the Securities Act, any shares of capital stock or other securities or assets of the Fund upon the issuance or sale of the Placement Shares.

(t)                      NYSE.  The Common Shares are duly listed and admitted and authorized for trading on the NYSE.

(u)                     FINRA Matters.  All of the information provided to [         ] or to counsel for [         ] by the Fund, its officers and Trustees in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules is true, complete and correct.

(v)                     Tax Returns.  The Fund has filed all tax returns that are required to be filed and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Fund Material Adverse Effect.

(w)                    Insurance.  The Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Fund Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(x)                                                                Accounting Controls and Disclosure Controls.  The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Fund and the applicable requirements of the Securities Act, the Investment Company Act and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability to calculate net asset value and to maintain material compliance with the books and records requirements under the Investment Company Act; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Fund employs “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the Investment Company Act); such disclosure controls and procedures are currently in effect.

(y)                                                              Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Fund or, to the knowledge of the Fund, any of the Fund’s trustees or officers, in their capacities as such, to comply in any material respect with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”).

(z)                     Fund Compliance with Policies and Procedures.  The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Fund, including policies and procedures that provide oversight of compliance for each investment adviser, administrator and transfer agent of the Fund.

(aa)                   Absence of Manipulation.  Except as stated in this Agreement and in the Registration Statement or the Prospectus, the Fund has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Placement Shares in violation of the Exchange Act, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund, other than such actions as taken by [         ] pursuant to this Agreement, so long as such actions are in compliance with all applicable law.

(bb)                  Advertisements.  All advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by or at the direction of the Fund for distribution to the public in connection with the offering and sale of the Placement Shares (collectively, “sales material”) complied and comply in all material respects with the applicable requirements of the Securities Act and the rules and interpretations of FINRA and if required to be filed with FINRA under FINRA’s conduct rules were provided to Morgan Lewis, counsel for [         ], for filing. No sales material contained or contains

an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(cc)                   No Reliance.  The Fund has not relied upon [         ] or legal counsel for [         ] for any legal, tax or accounting advice in connection with the offering and sale of Placement Shares.

(dd)                  Underwriter Agreements.  The Fund is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction or negotiated or underwritten public offering.

(ee)                   Finder’s Fees. The Fund has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to [         ] pursuant to this Agreement.

(ff)                    No Guarantees.  The Fund does not have, nor does it guarantee any securities accorded a rating by any “nationally recognized statistical rating organization,” as such term is defined in Rule 436(g)(2) under the Securities Act.

7.  Covenants of the Fund. The Fund covenants and agrees with [         ] that:

(a)  Registration Statement Amendments.  After the date of this Agreement and during the period in which a prospectus is required by the Securities Act to be delivered by [         ] (whether physically or through compliance with applicable rules under the Securities Act) in connection with any sale of Shares, the Fund will notify [         ] promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon [         ]’s request, any amendments or supplements to the Registration Statement or Prospectus that, in [         ]’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares by [         ] (provided, however that the failure of [         ] to make such request shall not relieve the Fund of any obligation or liability hereunder, or affect [         ]’s right to rely on the representations and warranties made by the Fund in this Agreement); the Fund will submit to [         ] a copy of any amendment or supplement to the Registration Statement or Prospectus relating to the Common Shares of the Fund or a security convertible into the Common Shares of the Fund a reasonable period of time before the filing; and it will furnish to [         ] at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and the Fund will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to Rule 497(c) or Rule 497(h) under the Securities Act, whichever is applicable or, if applicable, will timely file the certification permitted by Rule 497(j) under the Securities Act and will advise [         ] of the time and manner of such filing.

(b) Notice of Commission Stop Orders.  The Fund will advise [         ], promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c)  Delivery of Prospectus; Subsequent Changes.  During any period in which a Prospectus relating to the Placement Shares is required to be delivered by [         ] (whether physically or through compliance with applicable rules under the Securities Act) under the Securities Act with respect to a pending sale of the Placement Shares, the Fund will comply in all material respects with the requirements of the Securities Act and the Investment Company Act, as from time to time in force, and will file with the Commission and the NYSE all documents pursuant to the Securities Act and the Investment Company Act in the manner and within the time periods required by the Securities Act and the Investment Company Act.  If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Fund will promptly notify [         ] to suspend the offering of Placement Shares during such period and the Fund will promptly amend or supplement the Registration Statement or Prospectus so as to correct such statement or omission or effect such compliance.

(d) Listing of Placement Shares.  The Fund will use its commercial best efforts to cause the Placement Shares to be listed on the NYSE and to qualify the Shares for sale under the securities laws of such U.S. jurisdictions as [         ] designates and to continue such qualifications in effect so long as required for the distribution of the Shares; provided that the Fund shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or to file a general consent to service of process in any jurisdiction or meet any other requirement in connection with this Section 7(d) deemed by the Fund to the unduly burdensome.

(e)  Delivery of Registration Statement and Prospectus.  The Fund will furnish to [         ] and its counsel (at the expense of the Fund) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as [         ] may from time to time reasonably request and, at [         ]’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of Shares may be made.

(f)  Fund Information.  The Fund will furnish to [         ] for a period of three (3) years from the completion of the offerings contemplated by this Agreement such information as reasonably requested by [         ] regarding the Fund.

(g) Expenses.  The Fund, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Shares, (iii) all fees and disbursements of the Fund’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees in connection therewith, (v) the printing and delivery to [         ] of copies of the Prospectus, the Prospectus Supplement and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the NYSE, or (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to [         ] in connection with, the review by FINRA of the terms of the sale of the Placement Shares, and (ix) all other fees, costs and expenses of the Fund incident to the performance by the Fund of its obligations hereunder.

(h)  Use of Proceeds.  The Fund will use the Net Proceeds as described in the Prospectus.

(i)  Sales.  Subject to the requirements of paragraph (s) below, during either the pendency of any Placement Notice given hereunder, or any period in which the Prospectus relating to the Placement Shares is required to be delivered by [         ], the Fund shall provide [         ] notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Shares (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares; provided, that such notice shall not be required in connection with the (i) issuance or sale of Common Shares, options to purchase Common Shares issuable upon the exercise of options, (ii) the issuance or sale of Common Shares pursuant to the Dividend Reinvestment Plan, or (iii) any Common Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding.

(j)  Change of Circumstances.  The Fund will, at any time during the term of this Agreement, as supplemented from time to time, advise [         ] immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to [         ] pursuant to this Agreement.

(k)  Due Diligence Cooperation.  The Fund will cooperate with any reasonable due diligence review conducted by [        ] or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, as [         ] may reasonably request; provided, however, that the Fund shall be required to make available senior corporate officers only (i) by telephone or at the Fund’s principal offices and (ii) during the Fund’s ordinary business hours.  The parties acknowledge that the due diligence review contemplated by this Section 7(k) will include during the term of this Agreement (i) a bring-down diligence conference among [         ] and certain officers of the Fund’s operations or legal departments upon the issuance by the Fund of a Placement Notice and (ii) a quarterly diligence conference to occur within three business days following the Fund’s filing of each of its annual and semi-annual reports and quarterly schedule of investments whereby the Fund will make its senior corporate officers, including portfolio managers, available to address certain diligence inquiries of [         ] and will provide such additional information and documents as [         ] may reasonably request.

(l)  Required Filings Relating to Placement of Placement Shares.  The Fund agrees that on such dates as the Securities Act shall require, the Fund will (i) file a Prospectus Supplement with the Commission under Rule 497 under the Securities Act which Prospectus Supplement will set forth, within the relevant period, the amount of Placement Shares sold through [         ], the Net Proceeds to the Fund and the compensation payable by the Fund to [         ] with respect to such Placement Shares, and (ii) deliver such number of copies of each such Prospectus Supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(m)  Certificates.  On the date hereof and on each date, during the term of this Agreement, on which the Fund files a Prospectus Supplement pursuant to Rule 497(b) (other than a Prospectus Supplement filed in accordance with Section 7(l) of this Agreement) relating to the Placement Shares in connection with a Placement, the Fund (or its designee) shall furnish [         ] with a certificate, in the form attached hereto as Exhibit A.

(n)  Legal Opinions.  On the first Settlement Date hereunder, the date hereof and on each date, during the term of this Agreement, on which the Fund files a Prospectus Supplement pursuant to Rule 497(b) (other than a Prospectus Supplement filed in accordance with Section 7(l) of this Agreement) relating to the Placement Shares in connection with a Placement, the Fund shall cause to be furnished to [         ] a written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, legal counsel for the Fund, or other counsel satisfactory to [         ] (“Fund Counsel”), in substantially in the form attached hereto as Exhibit B-1 (to be furnished on the date hereof) or Exhibit B-2 (to be furnished on any subsequent date), but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(o) Comfort Letters.  During the term of this Agreement, on the date hereof, on the first Settlement Date hereunder and on each date, during the term of this Agreement, on which the Fund amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares in connection with a Placement to include additional amended financial information the Fund shall cause to be furnished to [         ] a written letter from its independent registered public accounting firm (a “Comfort Letter’), in form and substance satisfactory to [         ], (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to [         ] in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information which would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p) Placement Notice.  Each Placement Notice delivered by the Fund to [         ] shall be deemed to be an affirmation that the representations and warranties made by it in this Agreement are true and correct in all material respects at the time such Placement Notice is delivered, and that the Fund has complied in all material respects with all of the agreements to be performed by it hereunder at or prior to such time.

(q) Prospectus.  The Fund (including its agents and representatives, other than [         ] in its capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder, except by means of the Prospectus.

(r) Laws Applicable to the Sale of Shares.  The Fund will comply with all requirements imposed upon it by the Securities Act, the Exchange Act and the Investment Company Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(s) Sale of Common Shares by Fund Before and After Placement Notice.  Without the written consent of [         ], the Fund will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to [         ] hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; the Fund will not directly or indirectly in any other “at-the-market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares prior to the tenth (10th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Fund’s issuance or sale of Common Shares pursuant to (i) the Dividend Reinvestment Plan, and (ii) conversion of securities or the exercise of warrants, options or other rights in effect or outstanding as of the date of this Agreement.

(t)  Market Activities.  The Fund will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares, or pay anyone any compensation for soliciting purchases of the Placement Shares other than [         ]; provided however, the Fund may issue and sell Common Shares pursuant to the Fund’s Dividend Reinvestment Plan.

(u) Subchapter M.  The Fund intends to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) to qualify as a regulated investment company under the Code and intends to direct the investment of the Net Proceeds in such a manner as to comply with the requirements of Subchapter M of the Code.

8.  Conditions to [         ]’s Obligations. The obligations of [         ] hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Fund herein and in the applicable Placement Notices, to the due performance by the Fund of its obligations hereunder, to the completion by [         ] of a due diligence review satisfactory to [         ] in its reasonable judgment, and to the continuing satisfaction (or waiver by [         ] in its sole discretion) of the following additional conditions:

(a)  Registration Statement Effective.  The Registration Statement shall have become effective and shall be available for the sale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by [         ] and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

(b)  No Material Notices.  None of the following events shall have occurred and be continuing:  (i) receipt by the Fund of any request for additional information from the Commission or any other federal or state governmental, administrative or self regulatory authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Fund of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Fund’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

(c)  No Misstatement or Material Omission.  [         ] shall not have advised the Fund that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of a material fact regarding [         ] that in [         ]’s opinion is material, or omits to state a fact that in [         ]’s opinion is material and, in the case of the Registration Statement, is required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the Prospectus, is required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)  Material Changes.  Except as contemplated and appropriately disclosed in the Prospectus, or disclosed in the Fund’s reports filed with the Commission, in each case at the time the applicable Placement Notice is delivered, there shall not have been any material change, on a consolidated basis, in the authorized capital stock of the Fund, or any Fund Material Adverse Effect, or any development that may reasonably be expected to cause a Fund Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Fund’s securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Fund’s securities, the effect of which, in the sole judgment of [         ] (without relieving the Fund of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)  Certificate.  [         ] shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(f)  Legal Opinions [         ] shall have received the opinions of counsel required to be delivered pursuant Sections 7(o)(1) on or before the date on which such delivery of such opinion is required pursuant to such Section.

(g)  Comfort Letters.  [         ] shall have received the Comfort Letter required to be delivered pursuant Section 7(p) on or before the date on which such delivery of such letter is required pursuant to Section 7(p).

(h) Approval for Listing; No Suspension.  The Placement Shares shall have been duly listed, subject to notice of issuance, on the NYSE, and trading in the Common Shares shall not have been suspended on such market.

(i)  Other Materials.  On each date on which the Fund is required to deliver a certificate pursuant to Section 7(n), the Fund shall have furnished to [         ] such appropriate further information, certificates, opinions and documents as [         ] may reasonably request.  All such opinions, certificates and documents will be in compliance with the provisions hereof.  The Fund will furnish [         ] with such conformed copies of such opinions, certificates, letters and other documents as [         ] shall reasonably request.

(j)  Securities Act Filings Made.  All filings with the Commission required by Rule 497 under the Securities Act to have been filed prior to the delivery of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 497.

(k)  No Termination Event.  There shall not have occurred any event that would permit [         ] to terminate this Agreement pursuant to Section 11(a).

(l) Prior to the delivery of the first Placement Notice, FINRA shall have confirmed that it has no objection with respect to the fairness and reasonableness of the placement terms and arrangements set forth herein.

9.  Indemnification and Contribution.

(a)  Fund Indemnification.  The Fund agrees to indemnify and hold harmless [         ], the directors, officers, partners, employees and agents of [         ] and each person, if any, who (i) controls [         ] within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with [         ] (a “[         ] Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and the Fund or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any [         ], or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement to the Registration Statement or the Prospectus, filed or required to be filed under the Securities Act, (ii) the omission or alleged omission to state in the Registration Statement, or any amendment or supplement to the Registration Statement or the Prospectus filed or required to be filed under the Securities Act, a material fact required to be stated in it or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement to the Prospectus, in the light of the circumstances under which they were made) not misleading or (iii) any material breach by the Fund of any of its representations, warranties and agreements contained in this Agreement; provided that these indemnity provision contained in this Section 9(a) shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance on and in conformity with information relating to [         ] and furnished in writing to the Fund by [         ] expressly stating that such information is intended for inclusion in any document described in clauses (i) or (ii) of this Section 9(a) above; provided, however, that the indemnity provision contained in this Section 9(a) shall not inure to the benefit of [         ] or any [         ] Affiliate with respect to any person asserting such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or amendment or supplement thereto prepared with the consent of [         ] and furnished to [         ], prior to [         ] providing written confirmation of the sale of the Shares to such person, corrected any such alleged untrue statement or omission and if [         ] failed to send or give a copy of the Prospectus or amendment or supplement thereto to the broker placing the order with [         ] at or prior to providing written confirmation of the sale of the Shares to such person; This indemnity agreement will be in addition to any liability that the Fund might otherwise have.

(b)  [         ] Indemnification.  [         ] agrees to indemnify and hold harmless the Fund and its trustees and each officer of the Fund who signed the Registration Statement, and each person, if any, who (i) controls the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Fund (a “Fund Affiliate”) against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to [         ] furnished to the Fund by [         ] expressly stating that such information is intended for use in the any

document described in clause (i) of Section (9)(a) above.  This indemnity agreement will be in addition to any liability that [         ] might otherwise have.

(c)  Procedure.  Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent.  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 9(c), if at any time an indemnified party shall have properly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which it is entitled to reimbursement pursuant to this Section 9(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, at least five days prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

(d)  Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Fund or [         ], the Fund and [         ] will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Fund from persons other than [         ], such as persons who control the Fund within the meaning of the Securities Act, officers of the Fund who signed the Registration Statement and directors of the Fund, who also may be liable for contribution) to which the Fund and [         ] may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Fund on the one hand and [         ] on the other.  The relative benefits received by the Fund on the one hand and [         ] on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Fund bear to the total compensation (before deducting expenses) received by [         ] from the sale of Shares on behalf of the Fund. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Fund, on the one hand, and [         ], on the other, with respect to the statements or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or [         ], the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Fund and [         ] agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof.  Notwithstanding the foregoing

provisions of this Section 9(d), [         ] shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of [         ], will have the same rights to contribution as that party, and each officer of the Fund who signed the Registration Statement will have the same rights to contribution as the Fund, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

(e)  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall, subject to the requirements of Investment Company Act Release No. 11330 and Section 17(i) of the Investment Company Act, be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.

10.  Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Fund herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of [         ], any controlling persons, or the Fund (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

11.  Termination.

(a) [         ] shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect has occurred, or any development that is reasonably expected to cause a Material Adverse Effect has occurred which, in the reasonable judgment of [         ], may materially impair the ability of [         ] to sell the Placement Shares hereunder, (ii) the Fund shall have failed, refused or been unable, at or prior to any Settlement Date, to perform any agreement on its part to be performed hereunder, (iii) any other condition of [         ]’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Common Shares on the NYSE shall have occurred.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h) (Expenses), Section 9 (Indemnification), Section 10 (Survival of Representations), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.  If [         ] elects to

terminate this Agreement as provided in this Section 11(a), [         ] shall provide the required notice as specified in Section 12 (Notices).

(b) The Fund shall have the right, by giving twenty (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c) In addition to, and without limiting [         ]’s rights under Section 11(a), [         ] shall have the right, by giving twenty (20) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time following the 30th day after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through [         ] on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), 11(b), 11(c) or 11(d) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(h), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by [         ] or the Fund, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12.  Notices.  All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to [   ], shall be delivered to [                                    ] (telefax: [         ]); Attention: [          ], with a copy to [                  ], fax no. [             ], Attention: [        ]; or if sent to the Fund, shall be delivered to Fiduciary/Claymore MLP Opportunity Fund, c/o Claymore Advisors, LLC, 2455 Corporware West Drive, Lisle, Illinois 60532, fax no. [       ]; Attention: Kevin M. Robinson, General Counsel, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois 60606, Fax no. (312) 407-0411, Attention: Thomas A. Hale.  Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.  Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S.

mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE and commercial banks in the city of New York are open for business.

13.  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Fund and [         ] and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 10 hereof.  References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, provided, however, that [         ] may assign its rights and obligations hereunder to an affiliate of [         ] without obtaining the Fund’s consent.

14.  Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

15.  Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and placement notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Fund and [         ].  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

16.  Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.  Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  The Fund has appointed Seward & Kissel LLP, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by [         ] or by any person who controls [         ], expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  Such appointment shall be irrevocable.  The Fund represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Fund shall be deemed, in every respect, effective service of process upon the Fund.

17.  Waiver of Jury Trial. The Fund and [         ] hereby irrevocably waive any right either may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.

18.  Absence of Fiduciary Duties. The parties acknowledge that they are sophisticated in business and financial matters and that each of them is solely responsible for making its own independent investigation and analysis of the transactions contemplated by this Agreement.  They further acknowledge that [         ] has not been engaged by the Fund to provide, and has not provided, financial advisory services in connection with the terms of the offering and sale of the Shares nor has [         ] assumed at any time a fiduciary relationship to the Fund in connection with such offering and sale.  The parties also acknowledge that the provisions of this Agreement fairly allocate the risks of the transactions contemplated hereby among them in light of their respective knowledge of the Fund and their respective abilities to investigate its affairs and business in order to assure that full and adequate disclosure has been made in the Registration Statement and the Prospectus (and any amendments and supplements thereto).  The Fund hereby waives, to the fullest extent permitted by law, any claims it may have against [         ] for breach of fiduciary duty or alleged breach of fiduciary duty and agrees [         ] shall have no liability (whether direct or indirect) to the Fund in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Fund, including stockholders, employees or creditors of Fund.

19.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

[Remainder of Page Intentionally Blank]

If the foregoing accurately reflects your understanding and agreement with respect to the matters described herein please indicate your agreement by countersigning this Sales Agreement in the space provided below.

Very truly yours,

FIDUCIARY/CLAYMORE MLP OPPORTUNITY FUND

By:
[NAME]
[TITLE]

ACCEPTED as of the date first-above written:

[ ]

By:
[NAME]
[TITLE]

[Signature page to the Sales Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Fiduciary/Claymore MLP Opportunity Fund (the “Fund”) and [           ] (              ) dated [                ], 2008 (the “Agreement”), I hereby request on behalf of the Fund that [           ] sell up to [             ] of the Fund’s Common Shares, $0.01 par value per share, at a minimum market price of $[      ] per share during [insert applicable period].

[Insert other parameters as necessary]

1

SCHEDULE 2

[                                ]

FIDUCIARY/CLAYMORE MLP

OPPORTUNITY FUND (OR DESIGNEE)

EXHIBIT A

OFFICER’S CERTIFICATE

I, [name of executive officer], the [title of executive officer] of Fiduciary/Claymore MLP Opportunity Fund (“Fund”), a Delaware statutory trust, do hereby certify in such capacity and on behalf of the Fund pursuant to Section [7(m)] of the Sales Agreement dated                      (the “Sales Agreement”) between the Fund and [                    ], to the best of my knowledge that:

(i)            The representations and warranties of the Fund in Section 6 of the Sales Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii)           The Fund has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name:
Title:

                  , 2008

EXHIBIT B-1

Form of Opinion

EXHIBIT B-2

Form of Opinion